UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2010

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1805 Library Street, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2010, Learning Tree International Inc. a Canadian corporation and a wholly owned subsidiary of Learning Tree International, Inc. a Delaware corporation, entered into an amendment, which is effective as of January 6, 2010, to an existing lease agreement with TEC Leaseholds Limited covering 17,207 square feet of gross rentable area located at 1 Dundas Street West, Toronto, Ontario, Canada. The lease amendment (i) extends the term of the lease for a further period of ten years commencing November 1, 2010 and expiring October 31, 2020, (ii) includes annual minimum rent for years 1-5 of C$ 227,132.00 calculated at a net of C$13.20 per square foot of gross rentable area, (iii) includes annual minimum rent for years 6-10 of C$ 274,452.00 calculated at a net of C$15.95 per square foot of gross rentable area.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Lease between Learning Tree International Inc. and TEC Leaseholds Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: April 9, 2010	By:	/S/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
Chief Executive Officer